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                                                       EXHIBIT 5


                                  HALE AND DORR LLP
                                  Counsellors at Law

                     60 State Street, Boston, Massachusetts 02109
                           617-526-6000   FAX 617-526-5000


                                    March 31, 1999


Centennial Technologies, Inc.
7 Lopez Road
Wilmington, Massachusetts

     Re:  1999 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 200,000 shares of the Common Stock, $.01 par value per share (the "Shares"), of Centennial Technologies, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1999 Employee Stock Purchase Plan (the "Plan").

     We have examined the Certificate of Incorporation, as amended to date, and the Amended and Restated ByLaws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and the legal capacity of all individuals executing documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Plan, to register and qualify the shares for sale under all applicable state securities or "Blue Sky" laws.


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     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States of America.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Hale and Dorr LLP

                              HALE AND DORR LLP